                                                                Exhibit 23.19

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 4, 1999 (except for Note 11, as to which the date is June 29, 1999), with respect to the consolidated financial statements of Renaissance Media Group LLC included in the Registration Statement on Form
S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,943,000,000 Senior Notes and Senior Discount Notes.



                                           /s/ ERNST & YOUNG LLP

New York, New York
July 12, 2001